EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of MGE Energy, Inc. of our report dated February 7, 2001 relating to the financial statements, which appears in Madison Gas and Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 27, 2002